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                                                                EXHIBIT 10.4
                     [Rodman & Renshaw, Inc. Letterhead]







                              December 2, 1996




CONFIDENTIAL

Board of Directors
Healthcare Acquisition Corporation
2365 North West 41 Street
Boca Raton, Florida 33431


Attention: Jay M. Haft

Gentlemen:

        Rodman & Renshaw, Inc. ("Rodman") is pleased to act as financial advisor to Healthcare Acquisition Corporation (the "Company") regarding the proposed transaction with Encore Orthopedics, Inc. (Encore) in which a wholly owned subsidiary of the Company will be merged with and into Encore (the "Acquisition") pursuant to the Agreement and Plan of Merger by and among Healthcare Acquisition Corp., Healthcare Acquisition Inc., and Encore Orthopedics, Inc., dated November 12, 1996 the ("Merger Agreement"). This letter agreement (the "Agreement") confirms the terms of our engagement.

        Within the scope of Rodman's engagement hereunder, Rodman agrees to:

        (i) analyze the business, operations, properties, finances, and prospects of Encore and examine the terms and conditions of agreements relating to the Acquisition;

        (ii) advise and assist the management and the Board of Directors of the Company (the "Board") in evaluating the Acquisition;

        (iii) render an opinion (the "Opinion") to the Board as to whether or not the consideration to be paid by the Company in the Acquisition is fair, from a financial
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Healthcare Acquisition Corp.
December 2, 1996
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                point of view, to the stockholders of the Company and as to whether the fair market value of Encore is at least 80% of the net assets of the Company; and

        (iv) provide ongoing investment banking services to the Company for a period of twelve months from the date of the closing of the Acquisition the ("Investment Banking Services").

        As compensation for Rodman's financial advisory services relating to the Opinion, the Company will pay to Rodman (i) a fee of $100,000, payable in cash (the "Financial Advisory Fee") and (ii) provided the Acquisition closes, warrants to purchase 150,000 shares of the Company's Common Stock (the "Common Stock Purchase Warrants"). The Financial Advisory Fee is payable in two equal installments of $50,000 each (i) upon the execution of the Agreement and (ii) when and if the written Opinion is rendered. The Common Stock Purchase Warrants are issuable within 30 days of the closing of the Acquisition and shall be exercisable at a price equal to the exercise price of the Common Stock warrants issued to Encore in connection with the Acquisition for a period of four (4) years, and shall contain such provisions as are customary in transactions of this nature, including cashless conversion rights.

        As compensation for Rodman's Investment Banking Services, the Company will pay to Rodman a fee of $100,000 (the "Investment Banking Retainer Fee"), payable within 30 days of the closing of the Acquisition. No Investment Banking Retainer Fee shall be due and no Investment Banking Services shall be rendered hereunder if the Acquisition does not close. Investment Banking Services include, but are not limited to, (i) introducing and evaluating potential merger or acquisition candidates and (ii) evaluating financing alternatives (a "Financing") available to the Company, which may include a public debt or equity financing (the "Public Offering") or a private debt or equity financing (the "Private Placement"). In the event Rodman advises or represents the Company in a merger or acquisition or acts as the underwriter in the Public Offering or as an agent in the Private Placement (i) the terms and conditions of such arrangement shall be embodied in an additional engagement letter to be signed at a later date and (ii) the fees due for such arrangement shall be reduced by the amount of the Investment Banking Retainer Fee.

        Regardless of whether or not the Acquisition is completed, the Company also agrees to reimburse Rodman for all of its out-of-pocket expenses, not to exceed $25,000, incurred in connection with this engagement, including, but not limited to, those of legal representation.

        The Company will furnish Rodman and will cause Encore to furnish Rodman with such information as Rodman believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that Rodman: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently
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Healthcare Acquisition Corp.
December 2, 1996
Page 3

verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of Encore. To the best of the Company's knowledge, the Information furnished when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Rodman if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Rodman.

        The Company agrees to the indemnification, contribution and other matters set forth in the Indemnification Provisions attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

        Rodman's engagement hereunder may be terminated by either the Company or Rodman at any time upon written notice to that effect to the other party, it being understood that the provisions relating to the payment of fees and expenses which have been paid or are payable prior to termination and indemnification will survive any such termination.

        The Company agrees that any information or advice (including, without limitation, any opinion) rendered by Rodman in connection with this engagement is for the confidential use of the Company's Board of Directors only in their evaluation of a transaction and, except as otherwise required by law, the Company will not and will not permit any third party to disclose or otherwise refer to such opinion, advice or information in any manner without Rodman's prior written consent; provided, however, that Rodman hereby consents to the inclusion of and references to such opinion in its entirety in any proxy statement distributed to the Company's shareholders in connection with a transaction so long as any such inclusion or reference is in form and substance reasonably satisfactory to Rodman. The parties further agree that no summary or excerpt from the opinion may be used, and no public referral to the opinion may be made, except with the prior written approval of Rodman, which approval shall not be unreasonably withheld.

        This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that Rodman is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Rodman hereunder, all of which are hereby
expressly waived.   The Company also agrees that Rodman shall not have any
liability (including without limitation, liability for losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements resulting from any negligent act or omission of Rodman) (whether direct or indirect, in contract, tort or otherwise) to any person (including, without limitation, equity holders or creditors of the Company but excluding the Company itself in the case of intentional wrong doing
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Healthcare Acquisition Corp.
December 2, 1996
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or negligence) claiming through the Company for or in connection with the engagement of Rodman, this Agreement and the transactions contemplated hereby (including, without limitation, any acquisition).

        This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement shall be brought into the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts.

        This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Rodman and the Company.

        Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Rodman the enclosed duplicate copy of this Agreement.

                                        Very truly yours,

                                        RODMAN & RENSHAW, INC.

                                        By: /s/  John J. Borer, III
                                            -----------------------
                                                 John J. Borer, III
                                                 Managing Director


Accepted and Agreed to as of
the date first written above:

HEALTHCARE ACQUISITION CORPORATION

By: /s/ Jay M. Haft
    ------------------------
        Jay M. Haft
        Chairman

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                         INDEMNIFICATION PROVISIONS

        In connection with the engagement of Rodman & Renshaw, Inc. ("Rodman") by Healthcare Acquisition Corporation and its affiliates (the "Company") pursuant to a letter agreement dated December 2, 1996 between the Company and Rodman, as it may be amended from time to time (the "Agreement"), the Company hereby agrees as follows:

        1. To the extent permitted by law, the Company will indemnify Rodman and its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or
                Section 20 of the Securities Exchange Act of 1934) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from Rodman's willful misconduct or negligence in performing the services described herein.

        2. Promptly after receipt by Rodman of notice of any claim or the commencement of any action or proceeding with respect to which Rodman is entitled to indemnity hereunder, Rodman will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to Rodman and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, Rodman will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if Rodman reasonably determines that a conflict of interests exists which makes representation by counsel chosen by the Company not advisable. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of Rodman, which will not be unreasonably withheld.

        3. The Company agrees to notify Rodman promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

        4. If for any reason the foregoing indemnity is unavailable to Rodman or insufficient to hold Rodman harmless from a matter as to which Rodman is to be indemnified as set forth in 1. above, then the Company shall contribute to the amount paid or payable by Rodman as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Rodman on the other, but also the relative fault of the
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Indemnification Provisions
December 2, 1996
Page 2


                Company on the one hand and Rodman on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expense incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Rodman's share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by Rodman under the Agreement (excluding any amounts received as reimbursement of expenses incurred by Rodman).

        5. It is understood and agreed that, in connection with Rodman's engagement by the Company, Rodman may also be engaged to act for the Company in one or more additional capacities, and that the terms of any such additional engagement may be embodied in one or more separate written agreements. These Indemnification Provisions shall apply to the engagement under the Agreement and to any such additional engagement and any modification of such additional engagement; provided, however, that in the event that the Company engages Rodman to provide additional investment banking services, or otherwise, such further engagement may be subject to separate indemnification and contribution provisions as may be mutually agreed upon.

        6. These Indemnification Provisions shall remain in full force and effect whether or not the Acquisition contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

                                                RODMAN & RENSHAW, INC.

                                                By:     /s/  John J. Borer, III
                                                        -----------------------
                                                        John J. Borer, III
                                                        Managing Director

HEALTHCARE ACQUISITION CORPORATION

By:   /s/  Jay M. Haft
   -----------------------
      Jay M. Haft
      Chairman